UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 30, 2011

KENSINGTON LEASING, LTD.
(Name of small business issuer specified in its charter)

Nevada	000-53559	80-0214025
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1005 S. Center St.
Redlands, CA  92373
(Address of principal executive offices)

 (former name or former address, if changed since last report)

909-708-4303
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 30, 2011, Kensington Leasing, Ltd. (the “Company”) accepted the resignations of Angelique de Maison, as Chair of the Board and director, and Charlotte Hopkins as director.   Ms. de Maison and Ms. Hopkins had no disagreements with the Company on any matter relating to the Company's operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENSINGTON LEASING, LTD.

	By:	/s/ Malcolm Hutchinson
Malcolm Hutchinson Chief Executive Officer

Dated: September 6, 2011